SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                               September 29, 1998

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                         THERMO INSTRUMENT SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


Delaware                       1-9786                          04-2925809
(State or other              (Commission                    (I.R.S. Employer
jurisdiction of               File Number)               Identification Number)
incorporation or
organization)


860 West Airport Freeway
Suite 301
Hurst, Texas                                                     76054
(Address of principal executive offices)                      (Zip Code)


                                 (817) 485-6663
                         (Registrant's telephone number
                              including area code)



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      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Thermo Instrument Systems Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998. These include risks and uncertainties relating to: Thermo Instrument's acquisition and spinout strategies, competition and technological change,
intellectual   property  rights  and  litigation,   dependence  on  certain  key
industries and international operations, possible changes in governmental regulations, capital spending and government funding policies, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

     On September 29, 1998, Thermo Instrument Systems Inc. ("Thermo Instrument") issued a press release announcing that it will record approximately $28 million in pretax restructuring and other charges in the third quarter, ending October 3, 1998. Thermo Instrument will incur approximately $17 million in severance expenses resulting from a reduction in its workforce of approximately seven percent (between 650 and 700 employees). In addition, Thermo Instrument will record approximately $11 million of inventory write-downs and facility closing costs. These charges will reduce third quarter 1998 diluted earnings per share by approximately $.10. Thermo Instrument estimates that these actions will result in 1999 operating savings of approximately $28 million.

      Each Thermo Instrument subsidiary has examined its own circumstances and has defined the actions necessary to reduce costs and improve operating income.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of September, 1998.



                                    THERMO INSTRUMENT SYSTEMS INC.


                                    By:   /s/ Kenneth J. Apicerno
                                          Kenneth J. Apicerno
                                          Treasurer